For:     Immediate Release                   Contact: Larry Lentych
         April 28, 2004                               574 235 2702
                                                      Andrea Short
                                                      574 235 2348

                    NEW MEMBERS ELECTED TO 1ST SOURCE BOARD

      South Bend, IN -- 1st Source Corporation (Nasdaq: SRCE), parent company of 1st Source Bank, announced that four new members have been elected to the corporate Board of Directors. All have previously served on the 1st Source Bank board.

      Those newly elected to terms which expire in April 2006 are:

      Terry L. Gerber, President and Chief Executive Officer of Gerber Manufacturing Company located in Mishawaka, Indiana. Mr. Gerber has a bachelor's degree from Georgia Tech and an M.B.A. from Indiana University. He has served on the 1st Source Bank board since 1989.

      Craig A. Kapson, President of Jordan Automotive Group located in Mishawaka, Indiana. Mr. Kapson graduated from Olivet College with a B.A. in Economics, and has served on the 1st Source Bank board since 1988.

      John T. Phair, President of Holladay Properties located in South Bend, Indiana. Mr. Phair has a bachelor's degree from Marquette University and has been on the 1st Source Bank board since 1989.

      Mark D. Schwabero, President of the Outboard Business Unit, Mercury Marine, located in Fond du Lac, Wisconsin. He has Bachelor's and Master's degrees in Industrial and Systems Engineering from Ohio State University. Mr. Schwabero has been a member of the 1st Source Bank board since 1996.



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Page 2 - April 28, 2004
1st Source Corporation

      During the 1st Source Corporation annual meeting held on April 28, shareholders also re-elected five nominees to terms that expire in April 2007. They are David C. Bowers, Daniel B. Fitzpatrick, Wellington D. Jones III, Dane
A. Miller, Ph.D., and Toby S. Wilt.

     According to Christopher J. Murphy III, Chairman of 1st Source Corporation, "Increased regulation has raised the level of complexity on corporate governance. To simplify things at 1st Source, our two boards have been made parallel. The Bank and Holding Company boards now have the same people serving on both boards which should help with the flow of information, director input and continuing board education."

      1st Source is the largest locally controlled financial institution headquartered in the northern Indiana-southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The corporation includes 61 banking centers in 15 counties, 7 Trustcorp Mortgage offices in Indiana, Ohio and Michigan, and 22 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

      Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements



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Page 3 - April 28, 2004
1st Source Corporation


that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.